FIRST AMENDMENT TO COMMITTED EQUITY FACILITY AGREEMENT

This FIRST AMENDMENT TO COMMITTED EQUITY FACILITY AGREEMENT (“Amendment”) is made and entered into effective as of the _____ day of October, 2012, by and between TCA GLOBAL CREDIT MASTER FUND, LP, a Cayman Islands limited partnership (the “Investor”) and BERGIO INTERNATIONAL, INC., a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company and Investor entered into that certain Committed Equity Facility Agreement dated as of November 28, 2011 (the “Agreement”); and

WHEREAS, the Company and the Investor desire to amend and modify certain terms and provisions of the Agreement in accordance with the terms and provisions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties each intending to be legally bound, hereby do agree as follows:

1.

Recitals.  The recitations set forth in the preamble of this Amendment are true and correct and incorporated herein by this reference.

2.

Capitalized Terms.  All capitalized terms used in this Amendment shall have the same meaning ascribed to them in the Agreement, except as otherwise specifically set forth herein.

3.

Conflicts.  In the event of any conflict or ambiguity by and between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall control to the extent of any such conflict or ambiguity.

4.

Additional Definitions.  The following defined terms are hereby modified, added, or deleted, as applicable, to Article I of the Agreement:

(a)

“Advance Notice Date” shall mean each date the Company delivers (in accordance with Section 2.1 of the Agreement) to the Investor an Advance Notice requiring the Investor to advance funds to the Company, subject to the terms of this Agreement.

(b)

“Clearing Date” shall mean the date on which the Estimated Advance Shares have been deposited into the Investor’s brokerage account and the Investor’s broker has confirmed with the Investor that such Estimated Advance Shares have cleared into Investor’s brokerage account and the Investor may execute trades of such Estimated Advance Shares.

(c)

“Market Price” shall mean, with respect to each Advance Notice, the VWAP of the Common Stock on the applicable Advance Notice Date.

(d)

“Purchase Price” shall mean, with respect to each Advance Notice, ninety-five percent (95%) of the net aggregate sales proceeds received by Investor from the sale of Estimated Advance Shares during an applicable Selling Period, less any fees, including the Advance Fee, which may be due and payable to Investor in connection with each Advance Notice.

(e)

“Selling Period” shall mean the five (5) consecutive Trading Days immediately following the Clearing Date associated with the applicable Advance Notice.

(f)

“Shares” shall mean the shares of Common Stock to be issued from time to time hereunder pursuant to Advances, and shall include any Estimated Advance Shares issued and delivered under this Agreement from time to time.

(g)

The term “Advance Settlement Date” is hereby deleted in its entirety.  If such term is used in any other portion of the Agreement, such term is hereby replaced with the term “Closing Date” as defined below.

(h)

The term “Pricing Period” is hereby deleted in its entirety.

5.

Amendment to Mechanics for Advances.  Article II of the Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

“2.1

Advances; Mechanics. Subject to the terms and conditions of this Agreement (including, without limitation, the conditions of Article VII hereof), the Company, at its sole and exclusive option, may issue and sell to the Investor, and the Investor shall purchase from the Company, shares of Common Stock on the following terms:

(a)

Advance Notice.  At any time during the Commitment Period, the Company may require the Investor to purchase shares of Common Stock by delivering an Advance Notice to the Investor, subject to the conditions set forth in Article VII; provided, however, that: (i) the amount for each Advance as designated by the Company in the applicable Advance Notice shall not be more than the Maximum Advance Amount; (ii) the aggregate amount of the Advances pursuant to this Agreement shall not exceed the Commitment Amount; (iii) in no event shall the number of Shares issuable to the Investor pursuant to an Advance cause the aggregate number of Shares beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act) by the Investor and its Affiliates to exceed 4.99% of the then outstanding Common Stock (the “Ownership Limitation”); (iv) if the Common Stock is listed or quoted on The Nasdaq Stock Market or any other U.S. national securities exchange during the Commitment Period, in no event shall the number of shares of Common Stock issuable to the Investor pursuant to an Advance Notice cause the aggregate number of shares of Common Stock that would be issued pursuant to this Agreement, together with all shares of Common Stock issued pursuant to any transactions that may be aggregated with the transactions contemplated by this Agreement under applicable rules of The Nasdaq Stock Market or any other Principal Market on which the Common Stock may be listed or quoted, to exceed the Exchange Cap; and (v) in no event shall the aggregate offering price or number of Shares, as the case may be, exceed the aggregate offering price or number of Shares, as the case may be, available for issuance under the Registration Statement (the “Registration Limitation”).  In connection with each Advance Notice delivered by the Company, if any portion of the applicable Advance, or the Shares issuable to Investor pursuant to such Advance, would result in any of the limitations set forth in this Section 2.1(a) to be exceeded, such portion of such Advance shall be void ab initio and automatically be deemed to be withdrawn by the Company with no further action required by the Company or the Investor, and the amount of proceeds ultimately due to the Company under such Advance shall be reduced accordingly.  Upon the written or oral request of the Investor, the Company shall confirm orally or in writing to the Investor, within two (2) Trading Days of such request, the number of shares of Common Stock then issued and outstanding, or any other information the Investor may request, so that the Investor may properly analyze and make the determinations required to insure that none of the limitations set forth in this Section 2.1(a) shall ever be exceeded.

(b)

Date of Delivery of Advance Notice.  Advance Notices shall be delivered in accordance with the instructions set forth on the bottom of Exhibit “A”.  An Advance Notice shall be deemed delivered on: (i) the Trading Day it is received by the Investor, if such Advance Notice is received prior to 5:00 pm, Eastern Time; or (ii) the immediately succeeding Trading Day if such Advance Notice is received by Investor after 5:00 pm, Eastern Time, on a Trading Day or at any time on a day which is not a Trading Day.  No Advance Notice may be deemed delivered on a day that is not a Trading Day, or if positive receipt of such Advance Notice is not acknowledged by the Investor.  Unless the parties agree in writing otherwise, there shall be a minimum of five (5) Trading Days between a Closing Date and a subsequent Advance Notice Date.  Delivery of an Advance Notice by the Company shall be deemed a representation and confirmation from the Company for the benefit of Investor that: (x) the Company has obtained all permits and qualifications, if any, required for the issuance and transfer of the Shares applicable to such Advance, or shall have the availability of exemptions therefrom; (y) the sale and issuance of such Shares shall be legally permitted by all laws and regulations to which the Company is subject; and (z) all conditions to an Advance under Article VII have been fully satisfied in all material respects as of each Condition Satisfaction Date.

(c)

Delivery of Estimated Advance Shares. On an Advance Notice Date, the Company shall deliver to the Investor’s brokerage account (pursuant to instructions provided by the Investor) a number of Shares equal to: (x) the dollar amount of the Advance indicated in the applicable Advance Notice (the numerator); divided by (y) the Market Price (the denominator); multiplied by (z) two hundred percent (200%) (the “Estimated Advance Shares”). In lieu of delivering physical certificates representing the Estimated Advance Shares issuable in accordance with this Section 2.1(c), and provided that the Company’s transfer agent is then participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Investor, the Company shall cause the Company’s transfer agent to electronically transmit the applicable Estimated Advance Shares by crediting the account of the Investor’s prime broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system, and provide proof satisfactory to the Investor of such delivery.  No fractional shares shall be issued, and any fractional amounts shall be rounded to the next highest whole number of Shares.  Any certificates evidencing Shares delivered pursuant hereto shall be free of restrictive legends.  The Company acknowledges that a Closing may be delayed if Estimated Advance Shares are sent via physical delivery in certificate form.  The Company understands that if for any reason shares of its Common Stock are not able to be delivered electronically, then significant transaction delays may occur, impacting the ability of transfer agents, brokers, counterparties and intermediaries to deliver and clear shares promptly. This may ultimately delay any applicable Advance Notice Date, Clearing Date, and Closing Date related to an Advance Notice. Furthermore, the Company understands that additional costs may be associated with the delivery of shares of its Common Stock when issued and/or delivered in certificate form and acknowledges that any related reasonable fees will be borne by the Company in full. Upon request, the Investor shall deliver to the Company such evidence of any of said reasonable fees as may be requested by the Company.  The Company shall pay any reasonable payments incurred under this Section in immediately available funds upon demand.  On the Trading Day immediately following the Clearing Date applicable to the then applicable Advance Notice, the Investor shall acknowledge consideration by allocating funds in the Investor’s brokerage account in an amount equal to the par value of the Estimated Advance Shares (“Par Value Payment”), which Par Value Payment shall be held in the Investor’s brokerage account for the duration of the Selling Period and adjusted at the Closing as hereinafter set forth. Under no circumstances shall the Par Value Payment exceed the amount of the Advance specified in the Advance Notice and no Advance Notice shall be delivered to the Investor if the Company’s Common Stock is trading at or below its par value. The Company acknowledges and agrees that, notwithstanding anything contained in this Agreement to the contrary, the Investor may sell Shares of the Company’s Common Stock relating to a particular Advance Notice, including, without limitation, all of the Estimated Advance Shares in the Investor’s brokerage account on the Clearing Date with respect to such Advance Notice, at any time after the Advance Notice is received by the Investor. If the amount of Estimated Advance Shares due to be delivered to the Investor pursuant to a particular Advance Notice would result in the Investor exceeding the Ownership Limitation, then the amount of the Advance requested in the Advance Notice shall be automatically reduced and the Estimated Advance Shares shall be automatically reduced to an amount that would allow for delivery by the Company to Investor of Estimated Advance Shares for the full two hundred percent (200%) contemplated hereby, without exceeding the Ownership Limitation (such new Share amount, if applicable, shall replace the amount of “Estimated Advance Shares” determined above).

(d)

Exchange Cap.  If the Common Stock is listed or quoted on The Nasdaq Stock Market or any other U.S. national securities exchange during the Commitment Period, the Company shall not issue or sell any shares of Common Stock pursuant to this Agreement, and the Investor shall not purchase or acquire any shares of Common Stock pursuant to this Agreement, to the extent that after giving effect thereto, the aggregate number of all shares of Common Stock that would be issued pursuant to this Agreement, together with all shares of Common Stock issued pursuant to any transactions that may be aggregated with the transactions contemplated by this Agreement under applicable rules of The Nasdaq Stock Market or any other Principal Market on which the Common Stock may be listed or quoted, would exceed the maximum number of shares of Common Stock that the Company may issue pursuant to this Agreement and the transactions contemplated hereby without: (i) breaching the Company’s obligations under the applicable rules of The Nasdaq Stock Market or any other Principal Market on which the Common Stock may be listed or quoted; or (ii) obtaining stockholder approval under the applicable rules of The Nasdaq Stock Market or any other Principal Market on which the Common Stock may be listed or quoted (the “Exchange Cap”).  In such a circumstance, any portion of the applicable Advance, or the Shares issuable to Investor pursuant to such Advance, that would exceed the Exchange Cap to be exceeded shall be void ab initio and automatically be deemed to be withdrawn by the Company with no further action required by the Company or the Investor, unless and until the Company elects to solicit stockholder approval of the transactions contemplated by this Agreement and the stockholders of the Company have in fact approved the transactions contemplated by this Agreement in accordance with the applicable rules and regulations of The Nasdaq Stock Market, any other Principal Market on which the Common Stock may be listed or quoted, and the Certificate of Incorporation and Bylaws of the Company.

2.2

Closings.  The Closing of a request for an Advance shall occur the “Closing Date” (as hereinafter defined).  Each Closing shall take place on a Closing Date in accordance with the procedures set forth below.  In connection with each Closing, the Company and the Investor shall fulfill each of its obligations as set forth below:

(a)

Settlement Document and Delivery of Share Proceeds.  Subject to the terms and conditions of this Agreement, the Investor shall promptly notify the Company in writing (which notification may be by e-mail) of the occurrence of the Clearing Date associated with an Advance Notice. The Selling Period with respect to such Advance Notice shall begin on the first (1st) Trading Day immediately following the applicable Clearing Date.  During the Selling Period, the Investor shall use its good faith efforts to sell Estimated Advance Shares in an amount that would generate net sales proceeds of up to the Advance amount requested in the applicable Advance Notice, subject to then existing market circumstances and conditions and volume limitations resulting therefrom.  The Company acknowledges and agrees that the Investor shall have no liability of any nature or kind in connection with the number of Estimated Advance Shares sold or which Investor elects to sell or may be able to sell during the Selling Period.  In no event shall Investor sell Estimated Advance Shares during an applicable Selling Period which generate net sales proceeds in excess of the Advance amount requested in the applicable Advance Notice.  At the end of the Selling Period for any applicable Advance Notice and upon the completion of the settlement of all trades that occurred during the applicable Selling Period, the Investor shall deliver to the Company a written document (each a “Settlement Document”) setting forth: (i) the number of Estimated Advance Shares originally delivered to the Investor or the Investor’s brokerage account under the applicable Advance Notice; (ii) the aggregate number of such Estimated Advance Shares sold during the Selling Period (as supported by a reconciliation and/or brokerage account statement) applicable to such Advance Notice; and (iii) the net sales proceeds received by Investor from the sale of such Estimated Advance Shares sold during the Selling Period applicable to such Advance Notice.  The Settlement Document shall be in the form attached hereto as Exhibit “B”.  Within one (1) Trading Day after delivery of the Settlement Document for an applicable Advance Notice (each, a “Closing Date”), the Investor shall transfer and deliver to the Company, by wire transfer of immediately available funds to an account designated in writing by the Company: (y) the Purchase Price for the applicable Advance Notice; less (z) any Par Value Payment previously made to the Company.  In the event that the Investor is no longer able, due to time constraints beyond its control, to perform a wire on any particular Trading Day, then the wire will be promptly executed on the next following Trading Day.  To the extent the Purchase Price for any applicable Advance Notice is less than the amount of the Advance requested by the Company for such applicable Advance Notice, such applicable Advance Notice shall be automatically deemed to be modified and revised as of each Closing Date to an Advance amount equal to the Purchase Price.

(b)

Excess Estimated Advance Shares.  If the number of Estimated Advance Shares initially delivered to the Investor for an applicable Advance Notice pursuant to Section 2.1(c) is greater than the aggregate number of Shares sold by the Investor for such applicable Advance Notice, then the Investor shall deliver to the Company any excess Estimated Advance Shares associated with such requested Advance, unless the parties mutually agree for the Investor to retain such excess Estimated Advance Shares to apply to the next requested Advance.  Any excess Estimated Advance Shares retained by the Investor pursuant to the immediately preceding sentence shall only be applied by Investor to the next requested Advance, if any, and shall not be sold by the Investor for any other purpose.

(c)

Additional Documents.  On or prior to each Closing Date, each of the Company and the Investor shall deliver to the other all documents, instruments and writings required to be delivered by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

(d)

Outstanding Fees or Payments.  To the extent the Company has not paid any fees, expenses, or other amounts due to the Investor in accordance with this Agreement, then the amount of such fees, expenses, or other amounts due may be withheld by the Investor from the Purchase Price applicable to any Advance Notice and used to pay for any such fees, expenses or other amounts due. If in the event that on a Closing Date the amount of the requested Advance has been reduced to a dollar amount that does not exceed the initial Par Value Payment made by the Investor, then that difference, up to the full Par Value Payment, will be required to be returned and paid by the Company to the Investor on the next following Trading Day via wire transfer, if applicable.  If there are any fees, expenses, costs, or other amounts (including any portion of the Par Value Payment per the immediately preceding sentence) which are due by the Company to Investor in accordance with this Agreement, no subsequent Advance Notice(s) may be deemed delivered and the Investor has no obligation to accept subsequent Advance Notice(s) if any such fees, expenses, costs, or other amounts (including any portion of the Par Value Payment per the immediately preceding sentence) are then outstanding and due to the Investor in accordance with this Agreement.  Notwithstanding anything contained herein to the contrary, without the express written consent of the Company (which consent may have been provided by the Company prior to the date hereof), the Investor shall not withhold from the Purchase Price applicable to any Advance Notice any fees, expenses, interest, principal or any other amount whatsoever which may be otherwise owed to the Investor by the Company pursuant to any other agreement.  The Investor hereby acknowledges and agrees that the existence of any outstanding obligations owed under any other agreement are entirely separate and distinct from the obligations owed under the Agreement and the Registration Rights Agreement.

6.

Effect on Agreement and Transaction Documents.  Except as expressly amended by this Amendment, all of the terms and provisions of the Agreement shall remain and continue in full force and effect after the execution of this Amendment, are hereby ratified and confirmed, and incorporated herein by this reference.

7.

Waiver.  This Amendment shall not be deemed or construed in any manner as a waiver by the Investor of any claims, events of default, breaches or misrepresentations by the Company under the Agreement, or any of Investor’s rights or remedies in connection therewith.

8.

Execution.  This Amendment may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Amendment, and same shall become effective when counterparts have been signed by each party and each party has delivered its signed counterpart to the other party.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

[Signatures on the following page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

COMPANY:

BERGIO INTERNATIONAL, INC., a Delaware corporation

By:________________________________
Name:______________________________
Title:_______________________________
Date:_______________________________

BUYER:

TCA GLOBAL CREDIT MASTER FUND, LP

By: TCA Global Credit Fund GP, Ltd., its general partner

By: ________________________________
Robert Press, Director
Date: _______________________________